EXHIBIT 99.1

Contacts:	Al Swanson	Roy Lamoreaux
	Senior Vice President Finance	Manager, Investor Relations
	& Treasurer	713/646-4222 – 800/564-3036
713/646-4455 – 800/564-3036
FOR IMMEDIATE RELEASE
PAA COMPLETES PRIVATE PLACEMENT OF $600
MILLION SENIOR NOTES
     (Houston — April 23, 2008) — Plains All American Pipeline, L.P. (NYSE: PAA) announced today that it has completed its previously announced private placement of senior notes. The Partnership issued $600 million of 10-year, 6.5% senior notes at 99.424% of its principal amount to yield 6.579%. The senior notes have a maturity date of May 1, 2018.
     The proceeds from the offering, net of initial purchasers’ discounts and offering expenses, totaled approximately $592 million. The net proceeds were used to reduce outstanding borrowings under the Partnership’s credit facilities, which may be reborrowed to fund its capital program, including the acquisition of the Rainbow Pipe Line Company and other acquisitions, and for general partnership purposes.
     The senior notes are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.
     Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its 50% ownership in PAA/Vulcan Gas Storage, LLC, the Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership is headquartered in Houston, Texas.
Forward Looking Statements
     Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: failure to implement or capitalize on planned internal growth projects; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; shortages or cost increases of power supplies, materials or labor; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third party shippers; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, our counterparties; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; general economic, market or business conditions; and other factors and uncertainties inherent in the transportation, storage, terminalling, and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.
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